SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 21, 2004

United Community Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

63 Highway 515, P.O. Box 398
Blairsville, Georgia 30512
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(706) 781-2265

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

     On October 21, 2004, effective as of January 1, 2004, the Registrant entered into a modified retirement plan (the “Modified Retirement Plan”) for certain of its executive officers and key officers of its subsidiaries. The Modified Retirement Plan replaces the Revenue Neutral Retirement Plan that provided similar benefits as well as split dollar insurance for the participants’ spouses. The Modified Retirement Plan provides specified benefits to such officers who contribute materially to the continued growth, development and future business success of the Registrant and its subsidiaries.

     Generally, when a participant retires, the Registrant will pay to the participant accrued benefits in equal installments (i) for the lifetime of the participant and, if the participant is married upon death, a lesser lifetime amount to the participant’s spouse, or (ii), if elected by the participant, a fixed payment for 15 years. The benefit payments are taxable to the participant.

     The Modified Retirement Plan contains provisions that provide for certain accelerated payments upon a change in control of the Registrant. Additionally, the Modified Retirement Plan provides that benefits will be forfeited if a participant: is terminated for cause; competes with the Registrant during the three years after his or her termination of employment; solicits customers or employees of the Registrant during the three years after his or her termination of employment; discloses the Registrant’s confidential information during the three years after his or her termination of employment; or knowingly or intentionally damages the Registrant’s goodwill or esteem.

     In addition, on October 21, 2004, the Registrant entered into a deferred compensation plan (the “Deferred Compensation Plan”) for its executive officers and certain key officers of its subsidiaries and members of the holding company’s Board of Directors. The Deferred Compensation Plan provides for the deferral of compensation, fees and other specified benefits to such selected individuals who contribute materially to the continued growth, development and future business success of the Registrant and its affiliates.

     The Deferred Compensation Plan permits each employee participant to elect to defer a portion of his or her base salary or bonus and permits each director participant to elect to defer all or a portion of his or her director’s fees. Further, the Deferred Compensation Plan allows for additional contributions by an employee participant, with matching contributions by the Registrant, for amounts that exceed the allowable amounts under the tax-qualified 401(k) plan. In addition, the Board of Directors may make a discretionary contribution to the accounts of any or all participants.

     Generally, when a participant retires or becomes disabled, the Registrant will pay to the participant accrued benefits in a lump sum or in equal installments for 5, 10, or 15 years. In addition, a participant can elect at the time they choose to make deferrals, to have a portion of his or her vested account paid out at a specified time in a lump sum or in annual installments for 2, 3, 4, or 5 years. The benefit payments are taxable to the participant.

Item 1.02 Termination of a Material Definitive Agreement

     In connection with the Registrant entering into the Modified Retirement Plan, the Registrant terminated its existing nonqualified, noncontributory revenue neutral retirement plan (the “Old Retirement Plan”) for certain of its executive officers and key officers of its subsidiaries on October 21, 2004. The Modified Retirement Plan was entered into as a replacement of this Old Retirement Plan. No penalties were incurred by the Registrant due to the termination of the Old Retirement Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Rex S. Schuette
Rex S. Schuette
October 27, 2004	Executive Vice President and Chief Financial Officer